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                                                                  EXHIBIT 24.3


     I, Dorothy J. Fulco, Assistant Secretary of Edison International, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on February 15, 1996.

Dated:  May 16, 1996




                                                Dorothy J. Fulco
                                  ----------------------------------------
                                               Assistant Secretary
                                              Edison International
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                    RESOLUTION OF THE BOARD OF DIRECTORS OF

                             EDISON INTERNATIONAL


                          Adopted: February 15, 1996


                 RE:  AUTHORIZATION OF ADDITIONAL PLAN SHARES


     WHEREAS, it is desirable to provide for the offering, issuance and sale of shares of common stock of this corporation through the Stock Savings Plus Plan ("SSPP") which is maintained for the benefit of employees of this corporation and its subsidiaries;

     WHEREAS, it also is desirable to provide for the offering, issuance and sale of shares of common stock of this corporation through the Dividend Reinvestment and Stock Purchase Plan ("DRP") which is maintained for the benefit of shareholders of this corporation;

     WHEREAS, it is necessary under the rules and regulations of the Securities and Exchange Commission ("SEC") to register such shares under the Securities Act of 1933, as amended ("Securities Act");

     WHEREAS, it is desirable to list shares to be newly issued on the New York Stock Exchange, Inc., the Pacific Stock Exchange, Inc., and the International Stock Exchange of the United Kingdom and the Republic of Ireland, commonly referred to as the London Stock Exchange (such exchanges being hereinafter collectively referred to as the "Exchanges");

     NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby authorizes the offering, issuance and sale of an aggregate amount of up to 5,000,000 shares of common stock ("New SSPP Shares") of this corporation pursuant to the terms of the SSPP, the New SSPP Shares to be either: (i) originally issued and sold to the agent or trustee for the SSPP at such times as the Chief Financial Officer, the Treasurer or any Assistant Treasurer, acting alone, may determine to be advisable in view of the capital requirements of this corporation and its subsidiaries and at prices determined in accordance with formulas contained in the SSPP, as the SSPP may be amended from time to time; provided that such formulas shall be based upon market prices at specified times or over specified periods so as to approximate the effect of selling shares on the open market; or (ii) purchased on the open market by the agents or trustee for the SSPP whenever New SSPP Shares are not issued and made available by this corporation for purchase.

     BE IT FURTHER RESOLVED, that this Board of Directors hereby authorizes the offering, issuance and sale of an aggregate amount of up to 10,000,000 shares of common stock ("New DRP Shares") of this corporation pursuant to the terms of the DRP, the New DRP Shares to be either: (i) originally issued and sold to the DRP on behalf of participants in the DRP at such times as the Chief Financial Officer, the Treasurer or any Assistant Treasurer, acting alone, may determine to be advisable in view of the capital requirements of this corporation and its subsidiaries and at prices determined in accordance with formulas contained in the DRP, as the DRP may be amended from time to time; provided that such formulas shall be based upon market prices at specified times or over specified periods so as to approximate the effect of selling shares on the open market; or
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(ii) purchased on the open market by the agents for the DRP whenever New
DRP Shares are not issued and made available by this corporation for purchase.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare and file or cause to be prepared and filed a Registration Statement on Form S-8 or other appropriate form, together with all documents required as exhibits thereto and any and all amendments and/or supplements deemed necessary or appropriate by such officer or officers for the registration and continued registration with the SEC under the Securities Act of the offering and sale of not to exceed an additional 5,000,000 shares of the common stock of this corporation and related beneficial interests pursuant to the terms and conditions of the SSPP.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare and file or cause to be prepared and filed a Registration Statement on Form S-3 or other appropriate form, together with all documents required as exhibits thereto and any and all amendments and/or supplements deemed necessary or appropriate by such officer or officers for the registration and continued registration with the SEC under the Securities Act of the offering and sale of not to exceed an additional 10,000,000 shares of common stock of this corporation pursuant to the terms and conditions of the DRP.

     BE IT FURTHER RESOLVED, that for the purpose of listing New SSPP Shares or New DRP Shares that will be newly issued with each of the Exchanges, each of the officers of this corporation is authorized to execute and file or cause to be executed and filed with the Exchanges, in the name and on behalf of this corporation, listing applications (including any amendments or supplements thereto), and such other filings, instruments and documents as such officer acting or counsel of this corporation shall deem necessary or convenient to effect or maintain, or otherwise in connection with, those listings and to make such appearances before such commissions or governmental agencies as such officer shall deem appropriate.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to execute and deliver on behalf of this corporation and in its name a power of attorney or powers of attorney appointing Bryant C. Danner, Alan J. Fohrer, Beverly P. Ryder, Kenneth S. Stewart, Patricia N. Glazier, Dorothy J. Fulco, Joseph G. Llorens, Thomas J. Dennis and Charles Cooke, and Shena Tait (or her successor or designee) of Cazenove & Co., London, or any one of them, to act severally as attorney-in-fact for this corporation for the purpose of executing, signing, filing or causing to be filed with the SEC on behalf of this corporation the registration statements and/or post-effective amendments for the New SSPP Shares and New DRP Shares, and any and all amendments and supplements to any of the foregoing, together with any other documents related thereto, and for the purpose of executing, signing, filing or causing to be filed with the Exchanges on behalf of this corporation listing applications, and/or amendments or supplements thereto for the New SSPP Shares and New DRP Shares and any and all filings, instruments and documents related thereto, and to make such appearances before such Exchanges, commissions or governmental agencies as such attorney-in-fact shall deem appropriate in connection with the foregoing.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized and directed, in the name and on behalf of this corporation or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with authorities of such states or other jurisdictions and to
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do such other acts and things as the said officer or officers may deem to be necessary or appropriate to comply with the securities, Blue Sky or similar laws of such states or jurisdictions; provided, however, that this corporation shall not thereby qualify as a foreign corporation in such states or jurisdictions.

     BE IT FURTHER RESOLVED, that the officers of this corporation be and each of them hereby is fully authorized to take all such other action, including without limitation the payment of any fees, taxes or other expenses, and to cause to be prepared and to execute and deliver all such other documents as in the judgment of the officer or officers acting, or of counsel for this corporation, may be necessary or appropriate to carry out the intent of the foregoing provisions of this resolution.